UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1196 Pleasant Ridge Road, Suite 5 Greensboro, NC	27409
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 1, 2022 (the “Effective Date”), Guerrilla RF, Inc. a Delaware corporation (the “Company”) entered into a General Credit and Security Agreement (the “Credit Agreement”) and an Assignment of Accounts and Security Agreement (the “AR Agreement”, and collectively with the Credit Agreement, the “Loan Agreements”) with SPECTRUM Commercial Services Company, L.L.C., a Louisiana limited liability company (the “Lender”).

The Credit Agreement allows the Company to borrow for the cost of certain eligible equipment purchases in an amount equal to the lesser of (i) 75% of the cost of such eligible equipment and (ii) $500,000; provided that this maximum eligibility will automatically be reduced by 1/48th each month during the term of the facility. The Credit Agreement also allows for additional borrowing in an amount equal to the lesser of (i) 50% of the net amount of eligible inventory (as defined in the Credit Agreement), (ii) $350,000, and (iii) 50% of the purchased accounts receivable outstanding under the AR Agreement.

Under the terms of the AR Agreement, Lender will advance funds equal to approximately 85% of eligible accounts receivable that are collected by Lender under a “lock box” arrangement. The maximum amount that may be advanced under the AR Agreement is $3,000,000 less any amounts loaned under the Credit Agreement.

The scheduled term of the Loan Agreements is twenty four (24) months from the Effective Date, unless earlier terminated as per the terms of such Loan Agreements. The Lender may terminate the facilities prior to the scheduled term. In addition, the term may automatically renew unless either party provides at least 60 days’ notice prior to the scheduled expiration date. In the event of an early termination of the AR Agreement by the Company or resulting from the Company’s default or other circumstances impacting the Company (including bankruptcy, reorganization, sale of assets, and cessation of business), the Company will be required to pay a prepayment fee.

The Company’s obligations under the Loan Agreements are secured by first-priority liens on essentially all of the Company’s assets; provided, however, that the Company is permitted to grant purchase money security interests on certain equipment, furniture and similar tangible assets financed by a third party.

In addition to other fees payable to Lender, interest accrues on amounts owed under the Loan Agreements at the prime rate as quoted by the Wall Street Journal plus 3.5%, but in no event lower than 7.0%.

The foregoing summary of the terms of the Loan Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Credit Agreement and the AR Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As noted within the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, the Company had an accounts receivable factoring arrangement with a financial institution (the “Factor”).  Under the terms of the agreement, the Company, from time to time, sold to the Factor certain of its accounts receivable balances on a recourse basis for credit approved accounts.  As of March 31, 2022 and June 1, 2022, there were no advances outstanding under the factoring arrangement.  As a result of entering into the Loan Agreements discussed above in Item 1.01, the Company has terminated its factoring arrangement with the Factor in accordance with the terms of the factoring arrangement, and the Factor has accordingly terminated its lien relationship with Company.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Exhibits Number

(10.1)  General Credit and Security Agreement, dated as of June 1, 2022, between Guerrilla RF, Inc. and SPECTRUM Commercial Services Company, L.L.C.

(10.2)  Assignment of Accounts and Security Agreement, dated as of June 1, 2022, by and between Guerrilla RF, Inc. and SPECTRUM Commercial Services Company, L.L.C.

(104)   Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: June 06, 2022	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer and Director